Regency Energy Partners to Present at RBC Capital Markets MLP Conference

DALLAS, November 17, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) will present at the RBC Capital Markets 2010 MLP Conference on Thursday, Nov. 18. Byron Kelley, president and chief executive officer of Regency, will participate in a panel discussion. This presentation will begin at 10:30 a.m. Central (11:30 a.m. Eastern) at the Four Seasons Resort and Club in Las Colinas, Texas.

The presentation will be webcast live and may be accessed through the following link: http://www.wsw.com/webcast/rbc125/rbc125_panel3/ . It is recommended that participants log in to the webcast 15 minutes prior to the live event to download any necessary software updates or plug-ins.

The presentation may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in Regency’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Regency undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Communications & Public Relations
214-840-5477
ir@regencygas.com

Media Relations:
HCK2 Partners
Elizabeth Cornelius, 972-716-0500 x26
elizabeth.cornelius@hck2.com